Exhibit 99.1

FOR IMMEDIATE RELEASE

New York REIT to Present at NAREIT’s REITWeek 2015

New York, New York, June 2, 2015 – New York REIT, Inc. (“NYRT”) (NYSE: NYRT) announced today that Michael A. Happel, Chief Executive Officer and President of NYRT, is scheduled to present at REITWeek 2015: NAREIT's Investor Forum®, which will be held in New York, NY at the New York Hilton Midtown from June 9-11, 2015. NYRT's presentation will take place on Wednesday, June 10, 2015 at 2:00 PM ET.

A live audio webcast of the presentation will be available on NYRT’s website. Details on accessing the webcast can be found below.

Webcast Details

Date: Wednesday, June 10, 2015

Time: 2:00 PM ET

Webcast Link: NYRT REITWEEK 2015

The webcast will be available to view at www.nyrt.com for 90 days following the live presentation.

About NYRT

NYRT is a publicly traded real estate investment trust listed on the NYSE focused on acquiring income-producing commercial real estate, including office and retail properties, located in New York City. Additional information about NYRT can be found on its website at www.nyrt.com. NYRT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “will,” “should,” “may,” “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of NYRT's Annual Report on Form 10-K filed on May 11, 2015. Further, forward-looking statements speak only as of the date they are made, and NYRT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts

Michael A. Happel Chief Executive Officer and President New York REIT, Inc. mhappel@nyrt.com (212) 415-6500	Gregory W. Sullivan Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary New York REIT, Inc. gsullivan@nyrt.com (212) 415-6500	Andrew G. Backman Managing Director Investor Relations / Public Relations abackman@arlcap.com (917) 475-2135

Anthony J. DeFazio SVP of Public Relations DDCworks tdefazio@ddcworks.com (484) 342-3600